EXHIBIT 4.22

     VOID AFTER 12:00 O'CLOCK MIDNIGHT., MOUNTAIN TIME, ON FEBRUARY 5, 2004


                    WARRANT TO PURCHASE 75,000 COMMON SHARES

                                U.S. ENERGY CORP.

         This is to Certify That, FOR VALUE RECEIVED, MICHAEL BAYBAK & CO. INC. of 4515 Ocean View Blvd., Suite 305, La Canada, CA 91011 ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from U.S. ENERGY CORP. ("Company"), a Wyoming corporation, at any time until 12:00 O'clock Midnight, Mountain Time, on February 5, 2004 ("Expiration Date"), 75,000 Common Shares of the Company at a price of $2.25 per share, the ("Purchase Price") during the period this Warrant is exercisable.

         (A) EXERCISE OF WARRANT. This Warrant may be exercised at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase Price for the number of shares specified in such Form.

         (B) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Common Shares as shall be required for issuance or delivery upon exercise of this Warrant.

         (C) SUBSTITUTION OR REPLACEMENT OF WARRANT. This Warrant may be divided or combined with up to five other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Notwithstanding the foregoing, this Warrant shall not be divided in such manner that there are, at any time that this Warrant is outstanding, more than five Holders of this Warrant and any other Warrants that carry the same rights as this Warrant. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (D) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.


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         (E) REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  (1) If at any time during the period commencing July 6, 1999, and ending July 5, 2004, the Company should file a registration statement (which term shall not include any registration statement filed on Forms S-8 or S-4) under the Securities Act of 1933, as amended (the "Act"), which relates to a current offering of securities of the Company (other than solely in exchange for properties, assets or stock of other individuals or corporations), such registration statement and the prospectus included therein shall also, at the written request to the Company from the Holder(s) of the Warrants, relate to, and meet the requirements of the Act with respect to any public offering of the Warrant Shares so as to permit the public sale thereof in compliance with the Act. The Company shall give notice to the Holder(s) of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Holder(s) to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holder(s) shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to proceed to effectiveness with such registration statement, without liability to the Holder(s). The Company shall pay all expenses (with the exception of any selling commissions relating to the sale of the Warrant Shares which shall be paid by the sellers thereof) of any such registration statement.

                  (2) In addition, the Company will cooperate with the then Holder(s) of the Warrant Shares in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Warrant Shares and will sign and supply all information required therefor.

                  (3) When, pursuant to subsection (1) or (2) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrant Shares, the Company shall:

                           (A) Supply to the selling Holder(s) two executed
                  copies of each registration statement and a reasonable number of copies of the preliminary, final and other prospectus in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Holders shall reasonably request.

                           (B) Take all actions necessary to register or qualify
                  for sale the Warrant Shares in up to one state selected by the Holder. The Company shall bear the complete cost and expense (other than any selling commissions relating to the sale of the Warrant Shares, which shall be paid by the seller thereof) of such registrations or qualifications except those filed under subsection (e)(2) which shall be at the Holder's cost and expense.

                           (C) Keep effective such registration statement until
                  the first of the following events occur: (i) 12 months have elapsed after the effective date of such registration statement or (ii) all of the registered Warrant Shares issued by the Company either before or after the effective date of such registration statement has been publicly sold under such registration statement.


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                  (4) The Holder(s) shall supply such information as the Company may reasonably require from such Holder(s), or any underwriter for any of them, for inclusion in such registration statement or post effective amendment.

                  (5) Any notices or certificates by the Company to the Holder(s) and by the Holder(s) to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to him at his address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 877 North 8th West, Riverton, Wyoming 82501. The Company may change its address by written notice to Holders.

         (F) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrant and on each certificate representing Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (g) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

         "The securities represented by this certificate may not be offered for sales sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

         (G) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Wyoming.

Dated as of February 6, 1999.

                                            U.S. ENERGY CORP.



                                       By:    /s/  Keith G. Larsen
                                            ------------------------------------
                                            KEITH G. LARSEN, President



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                                 ASSIGNMENT FORM

                                                Dated:  ________________, 20___


FOR VALUE RECEIVED,_____________________________________________________________

hereby sells, assigns and transfers unto _______________________________________

Name: __________________________________________________________________________
                (Please typewrite or print in block letters)

 Address: ______________________________________________________________________

the right to purchase the $.01 par value Common Shares represented by Assignor's Warrant to the extent of ____________________ Common Shares of U.S. Energy Corp. (the "Company") as to

which such right is exercisable.


When Assignee exercises his or her Warrant, please complete the Purchase Form and return a copy of this Assignment to U.S. Energy Corp. at 877 North 8th West, Riverton, WY 82501 with full power to transfer the same on the books of the Company. The signature on this Assignment Form and the Purchase Form are both to be Medallion guaranteed.

                                       ASSIGNOR



                                       Signature: ______________________________

                                       Name: ___________________________________

                                       Title: __________________________________
(MEDALLION GUARANTY)




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                                  PURCHASE FORM


To:      U.S. Energy Corp.
         877 North 8th West
         Riverton, WY 82501


                                                  Dated: ________________, 20___

The undersigned hereby irrevocably elects to exercise the Warrant originally issued to Michael Baybak & Co. Inc. to the extent of purchasing 75,000 shares of the $.01 par value Common Shares of U.S. Energy Corp. and hereby makes payment of $____________ to U.S. Energy Corp. in payment of the actual Purchase Price thereof.


INSTRUCTIONS FOR REGISTRATION OF SHARES
---------------------------------------

Please register the shares in the following name(s):

________________________________________________________________________________

________________________________________________________________________________
                (Please typewrite or print in block letters)



                                       _________________________________________
                                       Social Security Number or
                                       Federal ID Number


                                       _________________________________________

                                       _________________________________________
                                       Address



                                       _________________________________________


                                       _________________________________________
                                       Signature(s)

(MEDALLION GUARANTY)




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                     ADDENDUM TO U. S. ENERGY CORP. WARRANT
                            MICHAEL BAYBAK & CO. INC.

      The Expiration Date for the Warrant to Purchase 75,000 Common Shares of U. S. Energy Corp., issued to Michael Baybak & Co. Inc. on February 6, 1999, hereby is extended to Monday, August 9, 2004.

      As consideration for this extension, Michael Baybak & Co. Inc. agrees to hold U. S. Energy Corp. harmless from and against any loss of market value in the Common Shares issuable on exercise of the Warrant, between the date of this Addendum and the date when public resale of the Common Shares by Michael Baybak & Co. Inc. is registered with the Securities and Exchange Commission. For its part, U. S. Energy Corp. agrees to use all reasonable efforts to file a registration statement for the benefit of Michael Baybak & Co. Inc. by April 30, 2004, and use all reasonable efforts to have that filing thereafter declared effective as soon as possible by the Securities and Exchange Commission, all at the sole expense of U. S. Energy Corp.

      This Addendum shall be effective only when signed by both U. S. Energy Corp. and Michael Baybak & Co. Inc.


      Addendum signed February 28, 2004       U. S. Energy Corp.


                                                /s/  Keith G. Larsen
                                             -----------------------------------
                                             Authorized Officer



      Addendum signed February 28, 2004       /s/  Michael Baybak
                                            ------------------------------------
                                            Michael Baybak & Co. Inc.
                                            By Michael Baybak, duly authorized